EXHIBIT 10.01


[GRAPHIC OMITTED] COMPOSITE
                  TECHNOLOGY
                  CORPORATION        Innovative Solutions for the Power Industry
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January 6, 2006

Michael D. McIntosh
12635 E. Montview Blvd.
Suite 370
Aurora, CO  80010


Dear Mike:

Concerning: Letter Agreement.
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We are extremely pleased that you (herein referred to as the "Director") have agreed to accept to become more closely involved with Composite Technology Corporation. We would very much like to have your commitment to become a member of our Board of Directors and assist us to the growth of our company.

This letter is intended to formalize the terms of your participation as a member of the Board of Directors of Composite Technology Corporation, a Nevada Corporation (the "Corporation").

The term of your role as a member of the Board of Directors for the Corporation will be one (1) year or until the annual general meeting at which new directors are selected. You agree that the terms set out in the present letter agreement will also govern any extension of such initial period by your reelection as a member of the Board of Directors at any future annual general meetings at which directors are selected on the same terms as those set out herein, for a period of up to two (2) additional terms (for a total of up to three (3) years).

As compensation for your good faith efforts to promote the business interests of the Corporation, the Corporation will grant you a monthly payment of four thousand dollars ($4,000), provided, that you are still participating as a Corporation Board Member as of each month end ("Remuneration").

In addition, subject to Board approval, the Corporation will grant you 325,000 options to purchase shares of the Corporation's common stock at the price of the Corporation's common stock at the market close on that market-trading day immediately preceding the date of the Board decision granting such options (the "Granted Options"). The Granted Options will vest in 12 equal portions (with any fraction vesting with the last to vest of such portions). The first portion of the Granted Options shall vest on that date three (3) months following the date of the initial Board grant and each successive portion shall thereafter vest at intervals of three (3) month.

You shall also be entitled, in accordance with the Corporation's applicable policies and rules in force, to reimbursement of reasonable expenses which are incurred (i) in traveling to meetings more than 1 hour away and (ii) in performing your responsibilities hereunder to the extent that incurring such expenses is pre-approved by the Corporation. The Corporation will also provide you with the benefit of liability insurance as a member of the Corporation's Board of Directors.


2026 McGaw Avenue, Irvine, California 92614     Tel: 949.428.8500
Fax: 949.660.1533      www.compositetechcorp.com

Since the legislation and practice governing the attitudes, roles and responsibilities of directors is evolving constantly, you are required to read and to understand the duties and obligations that are incumbent on members of the Board of Directors of the Corporation on an on going basis to keep up to date.

Your responsibilities as a member of the Board shall include but are not limited to:

[GRAPHIC OMITTED]  Attend a minimum of four (4) quarterly meetings per calendar year and one (1) meeting held immediately following the annual general meeting. The Corporation shall give appropriate advance notice of the scheduling of the quarterly meetings; and

[GRAPHIC OMITTED]  Attend the Annual General Meeting of the Shareholders; and

[GRAPHIC OMITTED]  Report in a timely fashion any and all matters required to be reported in accordance with applicable legislation including without limitation any dealing in the Corporation's shares; and

[GRAPHIC OMITTED]  Promote the interests of the Corporation through raising its profile, making introductions to generate new business opportunities; and

[GRAPHIC OMITTED]  Introduce potential full time executives and employees and strengthening the Board of Directors and investor base of the Corporation; and

[GRAPHIC OMITTED]  As requested by the Board of Directors, serve on
                   designatedComposite Technology Corporation - Director's Letter Agreement

In addition, the Corporation is required to take a number of routine and urgent decisions by written resolution in particular pursuant to Section 78.315 of the Nevada General Corporation Law. In this respect it is your responsibility to respond in timely fashion to requests to review, agree on an acceptable text and execute such resolutions.

In performing your services on the Board of Directors, you will be an independent contractor and not an employee of the Corporation. You will not be entitled to any additional compensation or participate in any benefit plans of the Corporation in connection with your services hereunder. You may not bind the Corporation or act as a principal or agent thereof.

You represent and agree that you are accepting the Remuneration for your own account and not with a view to or for sale in connection with any distribution thereof. You understand that such Remuneration will be subjected to the restrictions in the Corporation's Charter and Bylaws and will not be freely transferable and you represent that you either have a preexisting personal or business relationship with the Corporation or its Board of Directors or controlling persons or, by reason of your business or financial experience, have the capacity to protect your own interest in connection with receiving any Remuneration as compensation. You further represent that you were not solicited by publication of any advertisement in connection with the receipt of such Remuneration and that you have consulted tax counsel as needed regarding such Remuneration.


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Composite Technology Corporation - Director's Letter Agreement
(File: Exhibit 10.1.doc)                                             Page 2 of 3

Notwithstanding anything to the contrary, your participation on the Corporation's Board of Directors may be terminated at any time for any or no reason by you or the Corporation upon written notice to the other party, provided, however that in the event of your seeking to terminate your directorship such resignation must be accepted by the Board of Directors in accordance with the terms of Section 3.12 of the Corporations Bylaws. Upon such termination, the right to compensation hereunder will terminate subject to the Corporation's obligation to reimburse you any approved expenses already incurred, and your right to retain the Granted Options to the extent such Options have vested prior to such termination or the compensation committee shall allow any accelerated vesting.

While serving as a director, you will acquire and have access to confidential or proprietary information about the Corporation, for as long as you are a director of the Corporation and for a period after you cease to be a Director you shall maintain the confidentiality of any and all such information in accordance with the terms of your "Proprietary Rights Agreement" signed concurrently herewith ("PAA"). The terms of the PAA are incorporated herein and form a part of your duties and obligations as a director.

Execution of the signature block (which may be in counterparts) below shall indicate agreement to the terms outlined above. This letter is to be construed and enforced in accordance with the internal laws of the State of Nevada and contains the entire agreement of the parties with respect to the subject mater hereof. This letter may not be assigned by either party.

FOR: Composite Technology Corporation    FOR:   Michael D. McIntosh
     (the Corporation)                          (the Director)


By:  /s/ Benton H Wilcoxon                By:   /s/Michael D. McIntosh
     --------------------------------           -------------------------------
     Benton H Wilcoxon                    Name: Michael D. McIntosh
     Chief Executive Officer                    representing himself personally



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Composite Technology Corporation - Director's Letter Agreement
(File: Exhibit 10.1.doc)                                             Page 3 of 3